BALANCE SHEETS  (Unaudited)      Boise Cascade Corporation and Subsidiaries

                                                                                              June 30     December 31
ASSETS                                                                             1994          1993            1993
                                                                                             (expressed in thousands)
CURRENT
  Cash and cash items                                                        $   26,744    $   27,092      $   14,860
  Short-term investments at cost, which approximates market                       6,295         5,972           7,569
                                                                                 33,039        33,064          22,429

  Receivables, less allowances of $1,881,000, $1,635,000, and $1,264,000        419,792       358,513         366,187
  Inventories                                                                   414,267       395,040         446,609
  Deferred income tax benefits                                                   41,079        46,855          38,831
  Other                                                                          19,363        13,669          13,397
                                                                                927,540       847,141         887,453

PROPERTY
  Property and equipment
    Land and land improvements                                                   51,437        57,403          56,871
    Buildings and improvements                                                  597,046       567,230         571,712
    Machinery and equipment                                                   4,785,748     4,554,664       4,642,434
                                                                              5,434,231     5,179,297       5,271,017

  Accumulated depreciation                                                   (2,380,111)   (2,154,556)     (2,261,360)
                                                                              3,054,120     3,024,741       3,009,657

Timber, timberlands, and timber deposits                                        405,702       383,432         366,054
                                                                              3,459,822     3,408,173       3,375,711

OTHER ASSETS                                                                    305,591       248,194         249,809

TOTAL ASSETS                                                                 $4,692,953    $4,503,508      $4,512,973

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT
  Notes payable                                                              $  194,645    $   50,516      $   31,000
  Current portion of long-term debt                                              67,974        51,377         145,185
  Accounts payable                                                              304,572       280,576         288,300
  Accrued liabilities
    Compensation and benefits                                                   106,879       107,287         103,188
    Interest payable                                                             36,715        32,637          32,194
    Other                                                                       101,211        84,937          88,568
                                                                                811,996       607,330         688,435

DEBT
  Long-term debt, less current portion                                        1,768,147     1,729,230       1,593,348
  Guarantee of ESOP debt                                                        245,027       261,695         246,856
                                                                              2,013,174     1,990,925       1,840,204

OTHER
  Deferred income taxes                                                         181,572       255,893         222,464
  Other long-term liabilities                                                   269,847       237,793         257,346
                                                                                451,419       493,686         479,810

SHAREHOLDERS' EQUITY
  Preferred stock -- no par value; 10,000,000 shares authorized;
    Series D ESOP: $.01 stated value; 6,352,708, 6,439,007, and
      6,395,047 shares outstanding                                              285,872       289,755         287,777
    Deferred ESOP benefit                                                      (245,027)     (261,695)       (246,856)
    Series E: $.01 stated value; 862,500 shares outstanding in each period      191,466       191,471         191,466
    Series F: $.01 stated value; 115,000 shares outstanding in each period      111,043       111,151         111,043
    Series G: $.01 stated value; 862,500 shares outstanding after Sept. 1993    176,404            --         176,404
  Common stock -- $2.50 par value; 200,000,000 shares authorized;
    38,037,816,  37,953,929, and 37,987,529 shares outstanding                   95,095        94,885          94,969
  Retained earnings                                                             801,511       986,000         889,721

    Total shareholders' equity                                                1,416,364     1,411,567       1,504,524

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                   $4,692,953    $4,503,508      $4,512,973

SHAREHOLDERS' EQUITY PER COMMON SHARE                                            $23.57        $28.48          $25.92

STATEMENTS OF LOSS  (Unaudited)      Boise Cascade Corporation and Subsidiaries

                                                     Three Months Ended June 30        Six Months Ended June 30
                                                             1994          1993               1994         1993
                                                                          (expressed in thousands)

REVENUES
  Sales                                                $1,075,360    $  973,990         $2,089,460   $1,958,030
  Other income, net                                           770         3,920              7,650       14,830
                                                        1,076,130       977,910          2,097,110    1,972,860

COSTS AND EXPENSES
  Materials, labor, and other operating expenses          902,190       833,880          1,800,180    1,661,150
  Depreciation and cost of company timber harvested        66,660        63,510            133,630      131,990
  Selling and administrative expenses                     101,290        80,700            186,140      161,000
                                                        1,070,140       978,090          2,119,950    1,954,140

INCOME (LOSS) FROM OPERATIONS                               5,990          (180)           (22,840)      18,720

  Interest expense                                        (38,620)      (36,840)           (75,030)     (75,030)
  Interest income                                             440           350              1,610          740
  Foreign exchange gain                                       260           940              1,660          320
                                                          (37,920)      (35,550)           (71,760)     (73,970)

LOSS BEFORE INCOME TAXES                                  (31,930)      (35,730)           (94,600)     (55,250)
  Income tax benefit                                      (12,770)      (18,600)           (37,840)     (26,020)

NET LOSS                                               $  (19,160)   $  (17,130)        $  (56,760)  $  (29,230)

NET LOSS PER COMMON SHARE
  Primary                                                   $(.86)        $(.72)            $(2.21)      $(1.28)
  Fully diluted                                             $(.86)        $(.72)            $(2.21)      $(1.28)


The computation of fully diluted net loss per common share was antidilutive in each of the periods presented; therefore, the amounts reported for primary and fully diluted loss are the same.



SEGMENT INFORMATION

SEGMENT SALES
  Paper and paper products                             $  478,799    $  482,696         $  951,378   $  952,744
  Office products                                         212,342       162,126            403,268      331,092
  Building products                                       432,623       370,484            827,432      752,086
  Intersegment eliminations and other                     (48,404)      (41,316)           (92,618)     (77,892)
                                                       $1,075,360    $  973,990         $2,089,460   $1,958,030

SEGMENT OPERATING INCOME (LOSS)
  Paper and paper products                             $  (35,865)   $  (32,211)        $ (105,586)  $ (75,788)
  Office products                                          10,052         9,694             20,997      19,534
  Building products                                        43,904        33,504             78,938      95,927
  Corporate and other                                     (12,101)      (11,167)           (17,189)    (20,953)

INCOME (LOSS) FROM OPERATIONS                          $    5,990    $     (180)        $  (22,840)  $  18,720


STATEMENTS OF CASH FLOWS  (Unaudited)      Boise Cascade Corporation and Subsidiaries

                                                             Six Months Ended June 30
                                                                   1994          1993
                                                             (expressed in thousands)

CASH PROVIDED BY (USED FOR) OPERATIONS
  Net loss                                                   $   (56,760)  $  (29,230)
  Items in loss not using (providing) cash
    Depreciation and cost of company timber harvested            133,630      131,990
    Deferred income tax benefit                                  (38,292)     (27,279)
    Amortization and other                                         2,558        4,995
  Receivables                                                    (31,245)       8,197
  Inventories                                                     46,936       20,890
  Accounts payable and accrued liabilities                        16,647        4,436
  Current and deferred income taxes                                1,492       10,273
  Other                                                            3,200       (5,968)
    Cash provided by operations                                   78,166      118,304

CASH PROVIDED BY (USED FOR) INVESTMENT
  Expenditures for property and equipment                       (111,617)     (96,911)
  Expenditures for timber and timberlands                         (3,408)      (3,024)
  Purchases of facilities                                        (84,444)          --
  Other                                                          (35,371)      12,828
    Cash used for investment                                    (234,840)     (87,107)

CASH PROVIDED BY (USED FOR) FINANCING
  Cash dividends paid
    Common stock                                                 (11,403)     (11,384)
    Preferred stock                                              (30,480)     (20,386)
                                                                 (41,883)     (31,770)

  Notes payable                                                  143,645       46,516

  Additions to long-term debt                                    197,299       50,000
  Payments of long-term debt                                    (130,391)    (193,299)
  Issuance of preferred stock                                         --      111,151
  Other                                                           (1,386)      (1,063)
    Cash provided by (used for) financing                        167,284      (18,465)

INCREASE IN CASH AND SHORT-TERM INVESTMENTS                       10,610       12,732

BALANCE AT THE BEGINNING OF THE YEAR                              22,429       20,332

BALANCE AT JUNE 30                                             $  33,039    $  33,064


NOTES TO FINANCIAL STATEMENTS

These statements are unaudited financial statements and should be read in conjunction with the 1993 Annual Report of the Company.

Effective as of January 1, 1993, the Company adopted new Financial Accounting Standards Board requirements that govern the way deferred taxes are calculated and reported. Adoption of these requirements entailed a one-time adjustment that had no effect on the Company's first quarter 1993 net loss.

In the second quarter of 1993, the Canadian federal government reduced the statutory tax rate applicable to the Company. In accordance with the requirements of the newly adopted accounting standard, net Canadian deferred tax liabilities were reduced to reflect these rate reductions. The resultant benefit of $5,020,000, or 13 cents per fully diluted common share, has been included in the caption "Income tax benefit" on the Statements of Loss for the three and six months ended June 30, 1993.

The estimated tax rate for the first six months of 1994, was 40 percent, compared with a rate of 38 percent, exclusive of the impact of the adjustment to deferred taxes, for the same period in the prior year. These rates were based on actual year-to-date results and projected results for the remainder of the year.

Early in the first quarter of 1993, the Company issued
$111,151,000, net of issuance costs, of 9.4 percent nonconvertible Series F preferred stock.

During the first quarter of 1993, the Company sold its interest in a specialty paper producer at a pretax gain of $8,644,000, or 14 cents per fully diluted common share after taxes.